                                                                     EXHIBIT 4.4


                                THIRD AMENDMENT
                                       TO
                        BORON, LEPORE & ASSOCIATES, INC.
                              AMENDED AND RESTATED
                        1996 STOCK OPTION AND GRANT PLAN


          WHEREAS, on February 5, 2001 the Board of Directors voted to increase the base number of shares reserved for issuance under the Plan by 1,200,000 shares and to increase the number of shares for which incentive options may be issued under the Plan by 1,200,000 shares.

          WHEREAS, the Stockholders of the Company approved such amendments at the 2001 Annual Meeting of Stockholders of the Company held on May 23, 2001.

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1. Section 3(a)(i) - The reference to 4,000,000 shares is deleted substituting therefor "5,200,000 shares."

          2. Section 3(a)(ii) - The reference to 4,000,000 shares is deleted and substituting therefor "5,200,000 shares."

          3. Except as otherwise amended herein, the Plan is hereby affirmed in all other respects.


IN WITNESS WHEREOF, the undersigned has hereunto signed his name as of May 23, 2001.


                                          /s/ Patrick G. LePore
                                          ------------------------
                                          Patrick G. LePore
                                          Chairman and Chief Executive Officer


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